Exhibit 99.1

Helicos BioSciences Reports Third Quarter 2007 Financial Results

CAMBRIDGE, Mass.—(November 1, 2007)—Helicos BioSciences Corporation (NASDAQ: HLCS) announced today its financial results for the third quarter of 2007.

For the quarter ended September 30, 2007, the Company reported a net loss attributable to common shareholders of $9,964,000 or $0.48 per share, compared with a net loss attributable to common shareholders of $5,916,000 or $4.42 per share, for the third quarter of 2006. For the nine month period ended September 30, 2007, the Company reported a net loss attributable to common shareholders of $44,526,000 or $4.26 per share, compared with a net loss attributable to common shareholders of $13,629,000 or $11.30 per share for the nine month period ended September 30, 2006. The increase in net loss from 2006 to 2007 represents the costs associated with the Company’s continuing investment in activities to support its commercial launch.

The Company’s net loss attributable to common shareholders for the nine months ended September 30, 2007 includes a non-cash charge of $18,140,000 for the beneficial conversion feature related to the Series B redeemable convertible preferred stock issued in January 2007. These shares were automatically converted to common stock in May 2007 when the Company completed its initial public offering.

The Company reported $230,000 in revenue for the quarter ended September 30, 2007, compared with no revenue for the quarter ended September 30, 2006. For the nine month period ended September 30, 2007, the Company reported $465,000 in revenue, compared with no revenue for the same period in 2006. These amounts represent grant revenue from the National Institutes of Health.

Total operating expenses for the quarter ended September 30, 2007, were $10,857,000 compared with $6,059,000 for the quarter ended September 30, 2006. For the nine month period ended September 30, 2007, total operating expenses were $28,101,000 compared with total operating expenses of $14,134,000 for the same period in 2006.

On May 24, 2007, Helicos completed an initial public offering, raising $43,856,000 in net proceeds on the sale of 5,400,000 shares of common stock. On June 27, 2007, the Company raised an additional $3,323,000 in net proceeds from the sale of an additional 397,000 shares related to the exercise of the over-allotment option.

The Company ended the third quarter of fiscal year 2007 with $54,858,000 in cash and cash equivalents.

Recent Highlights

During the quarter, the Company hired its first sales and service personnel and built out its instrument and reagents manufacturing capability. It now has commercial grade instruments in various stages of assembly and test.

Today, the Company announced the U.S. List Pricing of its system, which can be found on the Company’s web site, www.helicosbio.com. Also on the Company’s website are photographs of the HeliScope instrument, reagents and flow cells, and updated technical information about tSMSTM performance.

Conference Call and Webcast

Helicos’ management team will hold a conference call at 9:00 a.m. eastern time today, November 1, 2007 to review its operating results for the third quarter of 2007. Mr. Stanley Lapidus, Chairman and Chief Executive Officer, Mr. Steve Lombardi, President and Chief Operating Officer and Ms. Louise Mawhinney, Senior Vice President and Chief Financial Officer, will lead the call.

Date & Time: Thursday, November 1, 2007 at 9:00 a.m. eastern time

Conference Call Numbers:

Toll Free: 888-213-3934

Toll and international: 913-312-0706

In addition, a webcast will be available for 7 days and may be accessed by visiting the Investor Relations section of the Company’s website at www.helicosbio.com.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMSTM, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s forecast of financial performance, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully complete the manufacturing process and commercialize the HeliScope system; our ability to secure our first commercial order; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our HeliScope system; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our HeliScope system; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations:	Media Contact:
Helicos BioSciences Corporation	Racepoint Group
Louise Mawhinney, 617-264-1800	Sally Bain, 781-487-4647
Sr. Vice President and Chief Financial Officer	sbain@racepointgroup.com

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Helicos BioSciences Corporation

Condensed Statements of Operations

(in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Grant revenue	$230	$—	$465	$—

Operating expenses
Research and development	7,242	4,182	17,925	9,667
General and administrative	3,615	1,877	10,176	4,467
Total operating expenses	10,857	6,059	28,101	14,134
Operating loss	(10,627)	(6,059)	(27,636)	(14,134)
Interest income (expense)	663	143	1,250	505
Net loss	(9,964)	(5,916)	(26,386)	(13,629)

Beneficial conversion feature related to Series B redeemable convertible preferred stock	—	—	(18,140)	—

Net loss attributable to common stockholders	$(9,964)	$(5,916)	$(44,526)	$(13,629)
Net loss attributable to common stockholders per share—basic and diluted	$(0.48)	$(4.42)	$(4.26)	$(11.30)
Weighted average number of common shares used in computation—basic and diluted	20,573,636	1,337,990	10,449,355	1,206,385

Helicos BioSciences Corporation

Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2007	2006 (1)
	(unaudited)

Cash and cash equivalents	54,858	10,589
Working capital	50,805	8,669
Total assets	59,074	15,300
Total stockholders’ equity (deficit)	52,842	(37,339)

(1) the Balance Sheet data as of December 31, 2006 have been derived from the audited Financial Statements as of that date.